UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2007

PINPOINT ADVANCE CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52562	33-1144642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Maskit Street Herzeliya, Israel	46700
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-9-9500245

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 25, 2007, Pinpoint Advance Corp. (the "Company") consummated the initial public offering (the "IPO") of 2,500,000 units (the "IPO Units"), each unit (the "Unit") consisting of one share of common stock, par value $0.0001 per share (the "Common Stock"), and one warrant (the "Warrant") to purchase one share of Common Stock, pursuant to the registration statement on Form S-1 (File No. 333-138110) (the "Registration Statement"). In connection with the IPO, the Company entered into various agreements, including an underwriting agreement, investment management trust agreement, stock escrow agreement, registration rights agreement and warrant agreement. The purpose of this Current Report on Form 8-K is to file such agreements, as executed in connection with the IPO.

Underwriting Agreement

On April 19, 2007, the Company entered into an underwriting agreement (the “Underwriting Agreement”) relating to the sale of the IPO Units. A copy of the Underwriting Agreement, entered into by and between the Company and Maxim Group LLC (“Maxim”), as representative of the underwriters (collectively, the “Underwriters”), is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Pursuant to the terms of the Underwriting Agreement, the sale of the Units occurred on April 25, 2007 at a purchase price of $9.30 (the offering price to the public of $10.00 per Unit minus the underwriters’ discount of $0.40 per Unit and deferred underwriters’ discount of $0.30 per Unit). A portion of the proceeds of the IPO and the Private Placement (as described below) were placed into the Trust Account (as defined below) and shall be released to the Company upon the consummation of a business combination (as described in the Registration Statement, the “Business Combination”).

The Underwriting Agreement provided for an underwriters’ discount in an amount equal to 7% of the gross proceeds of the IPO and for a non-accountable expense allowance payable to Maxim in an amount equal to 1% of the gross proceeds from the sale of the IPO Units. Maxim agreed that a portion of the underwriters’ discount would be deposited into the Trust Account and payable to Maxim upon the consummation of the Business Combination and then only with respect to those Units as to which the component Common Stock have not been redeemed in connection with the Business Combination.

The Company also granted the Underwriters a 45-day option to purchase up to an additional 375,000 Units from the Company on the same terms and at the same price as the 2,500,000 Units to cover over-allotments, if any. The Company has also agreed to sell to Maxim for $100 an option (the “Maxim Option”) to purchase up to 125,000 Units at an exercise price of $11.00 per Unit. A copy of the Maxim Option is attached as Exhibit 4.2 hereto and is incorporated by reference herein. The Units issuable upon exercise of the Option are identical to the IPO Units. The Maxim Option is exercisable commencing on the later of the consummation of a Business Combination or 180 days from the effective date (the “Effective Date”) of the IPO. The Maxim Option contains certain transfer restrictions and anti-dilution provisions. In addition, the holder of the Maxim Option is entitled to demand and “piggyback” registration rights for periods of five and seven years, respectively, from the Effective Date.

In accordance with the Underwriting Agreement, Adiv Baruch, Yoav Schwalb, Ronen Zadok and Yaron Schwalb (collectively the “Private Placement Investors”) agreed to purchase from the Company an aggregate of 1,500,000 warrants (the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant in a private placement (the “Private Placement”) pursuant to Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). Such Private Placement was consummated (pursuant to an amended and restated subscription agreement) immediately prior to the Effective Date of the IPO.

The Warrants underlying the Units are exercisable for the period commencing on the later of the completion of a Business Combination or April 19, 2008 and terminating on April 19, 2011. The Company may redeem the outstanding Warrants (including any warrants issued upon exercise of the Maxim Option), in whole and not in part, at a price of $0.01 per Warrant at any time after the Warrants become exercisable upon a minimum of 30 days’ prior written notice and if and only if the last closing sales price of the Common Stock equals or exceeds $14.25 per share for any 20 trading days within a 30-day trading period ending three business days before the Company sends notice of redemption. The Private Placement Warrants may not be redeemed by the Company and may be exercised on a cashless basis so long as they are held by the initial holders thereof or their permitted transferee. Pursuant to the Underwriting Agreement, the Company has engaged Maxim, on a non-exclusive basis, as the Company’s agent for the solicitation of the exercise of Warrants. The Company shall pay Maxim a commission equal to 5% of the exercise price for each Warrant exercised more than one year after the Effective Date if the exercise is solicited by Maxim.

Maxim is also entitled to appoint a designee as an advisor to the Company’s board of directors, which advisor shall serve for a period of two years from the Effective Date. Such advisor shall attend meetings of the board of directors and shall be reimbursed for all costs incurred in attending such meetings. The Company also agreed that, for a period of eighteen months from the consummation of a Business Combination, but in no event exceeding thirty-six months from the Effective Date, Maxim shall have the right of first refusal to act as lead underwriter or minimally as co-manager with at least 50% of the economics (33% of the economics in the case of a three-handed deal) for any and all future public and private equity and debt offerings, excluding ordinary course financings.

The Underwriting Agreement also includes certain customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make because of any of those liabilities.

Investment Management Trust Agreement

On April 19, 2007, the Company entered into an investment management trust agreement (the “Investment Management Trust Agreement”) with American Stock Transfer & Trust Company (“AST”) as trustee. A copy of the Investment Management Trust Agreement is attached as Exhibit 10.2 hereto and is incorporated by reference herein.

Pursuant to the Investment Management Trust Agreement, a portion of the proceeds from the IPO and the Private Placement will be placed into a trust account (the “Trust Account”) at Lehman Brothers, Inc. and maintained by AST as trustee. Of this amount, $750,000 represents the deferred underwriters’ discount, which amount shall be payable (only with respect to those Units as to which the component Common Stock have not been redeemed in connection with the consummation of a Business Combination) to Maxim upon the consummation of a Business Combination. The funds in the Trust Account will not be released until the earlier of the consummation of a Business Combination or the Company’s dissolution and liquidation; provided, however, the Company shall be permitted to draw the following amounts from the interest income earned on the Trust Account: (i) taxes payable on the interest income and (ii) up to $1,500,000 to fund the Company’s working capital requirements.

Holders of the Common Stock underlying the Units (the “Public Stockholders”) shall be entitled to receive funds from the Trust Account (including interest earned on such Public Stockholder’s pro rata portion of the Trust Account) in the event the Company dissolves and liquidates. Furthermore, Public Stockholders seeking to redeem their shares of Common Stock in connection with a Business Combination shall be entitled to receive $9.91 per share plus a pro rata portion of the interest income earned on the Trust Account (net of taxes payable and any interest income distributed to the Company). In the event a Business Combination is consummated, all sums remaining in the Trust Account shall be released to the Company and there will be no restriction on the Company’s use of such funds.

Stock Escrow Agreement

On April 19, 2007, the Company entered into a stock escrow agreement (the “Stock Escrow Agreement”) with each of the initial stockholders (the “Initial Stockholders”) of the Company, which Initial Stockholders include all of the Company’s directors and officers, and AST as escrow agent. A copy of the Stock Escrow Agreement is attached as Exhibit 10.3 hereto and is incorporated by reference herein.

Pursuant to the Stock Escrow Agreement, the Initial Stockholders placed the shares of Common Stock they owned prior to the IPO (the “Insider Shares”) into an escrow account maintained by AST. Subject to limited exceptions, the Insider Shares shall not be transferable for a period (the “Escrow Period”) expiring on April 19, 2010, unless the Company consummates a transaction after the consummation of the initial Business Combination resulting in all of the stockholders of the Company having the right to exchange their shares of Common Stock for cash, securities or other property. During the Escrow Period, the Initial Stockholders shall retain all other rights as stockholders, including, without limitation, the right to vote their Common Stock and the right to receive cash dividends. In the event the Company declares a stock dividend, such dividend will be placed into escrow, as well. In the event the Company dissolves and liquidates, the Insider Shares will be cancelled.

Registration Rights Agreement

On April 19, 2007, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Initial Stockholders and the Private Placement Investors. A copy of the Registration Rights Agreement is attached as Exhibit 10.4 hereto and is incorporated by reference herein.

Pursuant to the Registration Rights Agreement, a majority-in-interest of the Initial Stockholders shall be entitled to require the Company, on up to two occasions at any time after the date on which the Insider Shares are released from escrow pursuant to the Stock Escrow Agreement, to register the Insider Shares. In addition, the Initial Stockholders shall have “piggyback” registration rights with respect to the Insider Shares commencing on the date on which the Insider Shares are released from escrow pursuant to the Stock Escrow Agreement. Furthermore, a majority-in-interest of the Private Placement Investors shall be entitled to require the Company, on up to two occasions at any time after the Company announces it has entered into a letter of intent in connection with a proposed Business Combination, to register the share of Common Stock underlying the Private Placement Warrants; provided, however, that any such registration shall not become effective prior to the completion of the Company’s initial Business Combination. The Private Placement Investors shall also have “piggyback” registration rights with respect to the Common Stock underlying the Private Placement Warrants commencing on the date of which the Company announces it has entered into a letter of intent in connection with a proposed Business Combination; provided, however, that any such registration shall not become effective prior to the completion of the Company’s initial Business Combination. The Company shall bear the expenses incurred in connection with the filing of any such registration statements.

Warrant Agreement

On April 19, 2007, the Company entered into a warrant agreement (the “Warrant Agreement”) with AST pursuant to which AST shall act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants underlying the IPO Units (the “Public Warrants”) , the Warrants underlying the Maxim Option (the “Maxim Warrants”) and the Private Placement Warrants (collectively with the Public Warrants and the Maxim Warrants, the “Company Warrants”). A copy of the Warrant Agreement is attached as Exhibit 4.1 hereto and is incorporated by reference herein.

The Warrant Agreement provides for, among other things, the form and provisions of the Company Warrants. Furthermore, the Warrant Agreement provides the manner in which the Company Warrants may be exercised and how Maxim shall collect its warrant solicitation fee payable in accordance with the Underwriting Agreement. The Warrant Agreement also contains certain transfer restrictions and anti-dilution provisions, the manner in which the Company Warrants may be redeemed and the registration rights related to the Representative’s Warrants and the Private Placement Warrants.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

4.1	Warrant Agreement, dated April 19, 2007, by and between Pinpoint Advance Corp. and American Stock Transfer & Trust Company

4.2	Unit Purchase Option, dated April 19, 2007, in favor of Maxim Group LLC

10.1	Underwriting Agreement, dated April 19, 2007, by and between Pinpoint Advance Corp. and Maxim Group LLC, as representative of the underwriters

10.2	Investment Management Trust Agreement, dated April 19, 2007, by and between Pinpoint Advance Corp. and American Stock Transfer & Trust Company

10.3	Stock Escrow Agreement, dated April 19, 2007, by and among Pinpoint Advance Corp., the initial stockholders named therein and American Stock Transfer & Trust Company

10.4	Registration Rights Agreement, dated April 19, 2007, by and among Pinpoint Advance Corp. and the investors named therein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2007	PINPOINT ADVANCE CORP.

By: /s/ Adiv Baruch
Name: Adiv Baruch
Title: President and Chief Executive Officer